Exhibit 10(f)14
                           DEFERRED COMPENSATION PLAN

                                       FOR

                             ----------------------

                                  KEY EMPLOYEES

                              ---------------------


                                       OF

                       SAVANNAH ELECTRIC AND POWER COMPANY

               AS AMENDED AND RESTATED EFFECTIVE OCTOBER 26, 2000


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                                TABLE OF CONTENTS

ARTICLE I     STATEMENT OF PURPOSE...................................1


ARTICLE II    DEFINITIONS............................................1


ARTICLE III   ELIGIBILITY AND PARTICIPATION..........................3


ARTICLE IV    RETIREMENT BENEFITS....................................6


ARTICLE V     SURVIVOR BENEFITS......................................8


ARTICLE VI    DISABILITY BENEFITS...................................10


ARTICLE VII   SEVERANCE BENEFITS....................................11


ARTICLE VIII  ADDITIONAL BENEFITS...................................12


ARTICLE IX    ACCRUAL OF BENEFITS...................................12


ARTICLE X     CHANGE IN CONTROL BENEFIT PLANS POLICY................13


ARTICLE XI    ADMINISTRATIVE COMMITTEE..............................13


ARTICLE XII   AMENDMENT AND TERMINATION.............................14


ARTICLE XIII  MISCELLANEOUS.........................................14


ARTICLE XIV   CONSTRUCTION..........................................17

                           DEFERRED COMPENSATION PLAN

                                       FOR

                                  KEY EMPLOYEES

                                       OF

                       SAVANNAH ELECTRIC AND POWER COMPANY

               AS AMENDED AND RESTATED EFFECTIVE OCTOBER 26, 2000

         This Plan amends and restates the Company's Deferred Compensation Plan for Key Employees, as originally effective December 1, 1983, and subsequently amended.

                                    ARTICLE I

                              STATEMENT OF PURPOSE

         The purpose of this Plan is to benefit Savannah Electric and Power Company through increased incentive on the part of key employees of the Company and to further the long-term growth and earnings of the Company by offering long-term incentives in addition to current compensation to the limited group of management employees of the Company who will be largely responsible for such growth.

                                   ARTICLE II

                                   DEFINITIONS

         When used herein the following terms shall have the meanings indicated unless a different meaning is clearly required by the context.

         1. "Annuity Starting Date": The date on which payment of a benefit payable hereunder is to commence.

         2. "Change in Control Benefit Plans Policy": shall mean the change in control benefit plans policy for Company only plans, as approved by the Company, as it may be amended from time to time in accordance with the provisions therein.

         3. "Committee": The Administrative Benefits Committee appointed by the Board of Directors of the Company to administer the Plan.

         4. "Company": Savannah Electric and Power Company, a Georgia corporation, and its corporate successors.

         5. "Deferred Compensation Agreement": An Omnibus Deferred Compensation Agreement entered into between the Company and a Participant or such other prior agreements if the Participant elects not to enter into an Omnibus Deferred Compensation Agreement.

         6. "Defined Contribution Plan": Shall include, but not be limited to, any of the following qualified employer contribution plans: (i) 401-K, cash or deferred profit sharing plan; (ii) Thrift plans; (iii) defined contribution pension plans; (iv) profit sharing plan; (v) employee stock ownership plan
(ESOP); and (vi) any other qualified defined contribution plan meeting the qualifications prescribed by the Internal Revenue Code, as described in TEFRA, or any subsequent amendments thereto.

         7. "Designated Beneficiary": One or more beneficiaries, as designated in writing to the Committee, to whom payments otherwise due to or for the benefit of the Participant hereunder shall be made in the event of his death prior to the complete payment of such benefit. In the event no such written designation is made by a participant or if such beneficiary shall not be in existence at the Participant's death or if such beneficiary predeceases the Participant, the Participant shall be deemed to have designated his estate as such beneficiary.

         8. "Disability Retirement": Retirement from the employ of the Company because of Total Disability.

         9. "Disability Retirement Date": The date upon which a Participant retires from the employ of the Company because of Total Disability.

         10. "Early Retirement": Retirement from the employ of the Company upon or after attaining age sixty (60) but prior to age sixty-five (65).

         11. "Early Retirement Date": The date upon which a Participant who has attained an age of at least sixty (60) but has not yet reached age sixty-five
(65) retires from the employ of the Company.

         12. "Employee": A person who is employed by the Company.

         13. "Insurable": The life of a Participant is insurable at the time of an election to defer compensation under this Plan by an insurance company approved by the Committee and at premium rates acceptable to the Committee in the exercise of its sole and absolute discretion.

         14. "Normal Retirement": Retirement from the employ of the Company upon the Normal Retirement Date.

         15. "Normal Retirement Date": The date upon which such Participant attains the age of sixty-five (65).

         16. "Participant": An Employee who is or hereafter becomes eligible to participate in the Plan and does participate by electing, in the manner specified herein, to defer compensation pursuant to this Plan.

         17. "Plan": The Deferred Compensation Plan for Key Employees of Savannah Electric and Power Company contained herein, and as may be amended from time to time hereafter.

         18. "Postponed Retirement": Retirement from the employ of the Company after attaining age sixty-five (65).

         19. "Postponed Retirement Date": The date upon which a Participant over age sixty-five (65) retires from the employ of the Company.

         20. "Salary": The annual compensation paid by the Company to a Participant including (i) any payments from an executive incentive compensation plan and (ii) amounts of compensation deferred under any deferred compensation plan or arrangement.

         21. "Total Disability": A Participant is to be deemed totally disabled when he has been wholly and continuously disabled by reason of sickness or injury, and has been under the regular care of a physician approved by the Committee during the preceding six (6) months. The Participant shall thereafter be deemed to be permanently disabled so long as he is prevented from engaging in any occupation as determined by the Committee, for which he is reasonably qualified, by training, education, background and experience, as a result of said sickness or injury, provided he is still under the regular care of a physician acceptable to the Committee.

         22. "Year of Service": A period of twelve (12) consecutive months (no month to be counted in more than one Year of Service) during which the Participant has been or hereafter (i) is continuously employed by the Company, or (ii) is continuously on leave of absence approved by the Company.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         1. Eligibility. The Committee shall have the sole discretion to determine the employees that are eligible to become Participants in accordance with the purposes of the Plan.

         2. Participation.

                  (a) An eligible Employee may participate in the Plan by irrevocably electing, in the manner specified herein, to defer future Salary for a one (1) or three (3) year deferral opportunity in 1997, a one (1) or two (2) year deferral opportunity in 1998 and a final one
         (1) year deferral opportunity in 1999 (or such fewer years remaining until the Employee's Normal Retirement Date). An eligible Employee may defer a minimum of $1,000 per year under the three (3) or two (2) year election and $2,500 per year under the one (1) year election. The maximum annual amount of Salary which may be deferred shall be equal to fifty percent (50%) of such Employee's Salary (as defined in Article
         II) for the calendar year in which such election is made;

                  (b) An eligible Employee becomes a Participant in the Plan upon the execution and delivery of a Deferred Compensation Agreement. Such Agreement must be executed on or before December 31 to defer compensation to be earned in succeeding calendar years; (c) During a deferral period(s), the annual amount of compensation to be deferred shall be deferred on a basis as determined by the Committee.

                  (d) The Committee shall be vested with the authority to deny Participants the right to defer Salary pursuant to the Plan in any calendar year, provided, however, any such denial shall apply to all eligible Participants.

         3. Benefits. Benefits payable pursuant to any election made hereunder will be calculated and based upon both a Participant's age at the time of a deferral election and the amount of deferrals. In addition, the amount of Survivor Benefits will depend on whether the Participant is Insurable or non-Insurable.

         4. Conditions Subsequent.

                  (a) In the event of a legislative, judicial or regulatory development ("Development") that meets both requirements below, the Committee shall be vested with the authority to condition the Company's obligations under a Deferred Compensation Agreement:

                           (i) The Development adversely, fundamentally and
                  materially affects the taxation of corporate owned life insurance owned by the Company, including, but not limited to, a change in any of the following federal income tax provisions:

                                    (A) the current provisions related to the
                           exclusion from gross income of proceeds of life insurance contracts payable upon the death of the insured;

                                    (B) the current exclusion from income of any
                           increase in the "cash value" or "inside build up" of life insurance contracts from time to time;

                                    (C) the current exclusion from income of any
                           "policy loan" obtained by the owner of a life insurance contract; and

                                    (D) the current exclusion from income of
                           "dividends" on a life insurance contract which are used to purchase additional insurance; and (ii) The Development occurs prior to the commencement of payment of benefits pursuant to a Deferred Compensation Agreement.

                  In the event the Company's obligations under a Deferred Compensation Agreement are so conditioned, and the event constituting the condition subsequent occurs, the Company shall have the right, for a period of one (1) year following such event, to refund to the Participant or his Designated Beneficiary the deferrals made under the Deferred Compensation Agreement with interest from the date of deferral accrued at the rate equal to the greater of the rate of return for the
         (x) "prime interest rate" investment option, or (y) the Southern Company "Common Stock" investment option determined in the same manner as calculated under the Southern Company Deferred Compensation Plan if the Participant has executed an Omnibus Deferred Compensation Agreement; or if the Participant has not, the rate set forth in the prior Deferred Compensation Agreement(s) entered into by Participant. The payment of such refund shall fully and completely discharge the Company's obligations under the Deferred Compensation Agreement and shall fully and completely satisfy all the Participant's and his Designated Beneficiary's rights thereunder.

                  (b) Notwithstanding any other provision in Paragraph (a) above, the Company shall not have the right to condition payment after the earlier of any of the foregoing events:

                                    (A) the Company cashes out a majority of its
                           investment in Company owned life insurance which has been purchased in conjunction with the provision of benefits under the Plan; or

                                    (B) the Company incurs a Savannah Change in
                           Control or a Southern Change in Control as defined under the Change in Control Benefit Plans Policy in effect as of the execution of this Agreement.

                                   ARTICLE IV

                               RETIREMENT BENEFITS

         1. Normal Retirement Benefit.

                  (a) Upon the Normal Retirement of a Participant, such Participant becomes entitled to his Normal Retirement Benefit. The Normal Retirement Benefit is a level fifteen (15) year annuity payable in one hundred eighty (180) equal monthly installments in the amount stated in the Participant's Deferred Compensation Agreement. Payment of the Normal Retirement Benefit shall commence on the January 1st immediately following the Participant's Normal Retirement Date (such date being the "Regular Annuity Starting Date") and shall continue on the first day of each month thereafter until one hundred eighty (180) monthly payments have been made.

                  (b) The Normal Retirement Benefit amount which the Company will agree to pay depends upon a number of factors, including, among other things, the amount of the deferral and the length of time between the date of the deferral and the Annuity Starting Date of the benefit.

         2. Postponed Retirement Benefit.

                  (a) Upon the Postponed Retirement of a Participant, such Participant becomes entitled to his Postponed Retirement Benefit. The Postponed Retirement Benefit is a level fifteen (15) year annuity payable in equal monthly installments. Payment of the Postponed Retirement Benefit shall commence on the January 1st immediately following the Participant's Postponed Retirement Date (such date being the "Postponed Annuity Starting Date"), and shall continue on the first day of each month thereafter until one hundred eighty (180) monthly payments have been made.

                  (b) The monthly benefit of the Postponed Retirement Benefit shall be an amount equal to the monthly benefit of the Normal Retirement Benefit increased by six percent (6%) compounded annually for each year that the Regular Annuity Starting Date precedes his Postponed Annuity Starting Date.

         3.       Early Retirement Benefit.

                  (a) Upon the Early Retirement of a Participant, such Participant becomes entitled to his Early Retirement Benefit. The Early Retirement Benefit is a level fifteen (15) year annuity payable in equal monthly installments, the amount of which shall be the same as those of the Normal Retirement Benefit. Subject to Sections 3(b) and 3(c) of this Article IV, payment of the Early Retirement Benefit shall commence on the January 1st immediately following the Participant's Normal Retirement Date (such date being the "Regular Annuity Starting Date"), and shall continue on the first day of each month thereafter until one hundred eighty (180) monthly payments have been made.

                  (b) Subject to the Committee's approval, a Participant is entitled to elect to have payment of his Early Retirement Benefit commence on any January 1st following his Early Retirement Date and preceding his Regular Annuity Starting Date (such date being the "Accelerated Annuity Starting Date"). Such election shall be made in writing delivered to the Committee at least thirty (30) days prior to the requested accelerated Annuity Starting Date.

                  (c) In the event a Participant elects an Accelerated Annuity Starting Date and it is approved by the Committee, his Early Retirement Benefit shall be reduced by seven percent (7%) compounded annually for each year that the Accelerated Annuity Starting Date precedes his Regular Annuity Starting Date.

         4. Death Prior to Commencement of Benefit. Anything herein to the contrary notwithstanding, in the event a Participant dies after becoming entitled to his Normal Retirement Benefit or Early Retirement Benefit and prior to the Annuity Starting Date of such Retirement Benefit, the Participant's Designated Beneficiary shall receive, in lieu of such Retirement Benefit, the Survivor Benefit specified in Article V hereof.

         5. Payments to Beneficiary. In the event a Participant dies prior to full payment of his Retirement Benefit under this Article IV, all remaining payments due hereunder shall be made to such Participant's Designated Beneficiary.

                                    ARTICLE V

                                SURVIVOR BENEFITS

         1. Survivor Benefit. Upon the occurrence of any of the following events, the Company shall pay to the Participant's Designated Beneficiary the Survivor Benefits as defined in this Article V. The Survivor Benefits payable hereunder are in lieu of any other benefit under this Plan.

                  (a) The death of the Participant while employed by the Company;

                  (b) The death of the Participant after becoming entitled to a Retirement Benefit of Article IV hereof, but prior to commencement of payment of such benefit;

                  (c) The death of the Participant after becoming entitled to the Disability Benefit of Article VI, Section 2, hereof, but prior to commencement of payment of such benefit; or

                  (d) The death of the Participant after becoming entitled to the Severance Benefit of Article VII, Section l(b), hereof, but prior to commencement of payment of such benefit.

         2. Payment. Payment of the Survivor Benefit will commence on the first day of the month following receipt by the Committee of written proof of the Participant's death and shall continue on the first day of each month thereafter until one hundred eighty (180) monthly payments have been made.

         3. Amount.

                  (a) If the Participant is Insurable, then the Survivor Benefit is a level fifteen (15) year annuity payable to his Designated Beneficiary in one hundred eighty (180) equal monthly installments in the amount(s) stated in the Participant's Deferred Compensation Agreement.

                  (b) If the Participant is not Insurable and his death both (i) occurs after attaining age sixty (60) and (ii) constitutes one of the events described in Sections l(a), l(b), and l(c) of this Article V, then the Survivor Benefit is a level fifteen (15) year annuity payable in one hundred eighty (180) equal monthly installments in a monthly amount equal to the present value at the Participant's date of death of the Participant's monthly Normal Retirement Benefit, as set forth in the Participants Deferred Compensation Agreement, discounted, for the period between the Participant's Regular Annuity Starting Date (as defined in Article IV, Section 1) and the Participant's date of death, by the Present Value Interest Rate stated in the Participant's Deferred Compensation Agreement or, if no such rate is so stated, ten percent (10%) per annum, compounded annually.

                  (c) Anything to the contrary herein notwithstanding, if the Survivor Benefit is payable by reason of the Participant's death occurring at a time when, had he retired on the day of his death, he would have been entitled to the Postponed Retirement Benefit (as provided in Article IV, Section 2), then the monthly amount of the Survivor Benefit shall equal the monthly amount of the Participant's Normal Retirement Benefit, as set forth in the Participant's Deferred Compensation Agreement, increased by six percent (6%) per annum compounded annually for the period between the Participant's Regular Annuity Starting Date (as defined in Article IV, Section 1) and the Participant's death.

                  (d) If the Participant is not Insurable and either the Participant has not attained age sixty (60) at the time of his death or his death constitutes the event described in Section l(d) of this
         Article V, then the total amount of the Survivor Benefit shall equal his actual gross deferrals plus interest thereon at nine percent (9%) per annum compounded annually until his date of death. Such amount shall be payable to the Participant's Designated Beneficiary at the option of the Committee in either a lump sum on the first day of the month immediately following receipt by the Committee of written proof of the Participant's death or in up to one hundred eighty (180) equal consecutive monthly installments with interest at nine percent (9%) per annum, compounded annually, commencing on the first day of the month immediately following receipt by the Committee of proof of the Participant's death.

                  (e) Notwithstanding anything herein to the contrary, in the event the Participant's death occurs prior to April 1st of the year following the year in which the Participant enters into a Deferred Compensation Agreement, then no Survivor Benefit shall be payable pursuant to such Deferred Compensation Agreement. In lieu of any such Survivor Benefit, the Company shall pay to the Participant's Designated Beneficiary, in one lump sum, the actual gross deferrals made, if any, pursuant to such Deferred Compensation Agreement plus interest thereon at nine percent (9%) per annum until date of payment.

                                   ARTICLE VI

                               DISABILITY BENEFITS

         1. Entitlement. Upon Disability Retirement a Participant becomes entitled to the Disability Benefit described in this Article VI.

         2. Disability Benefit.

                  (a) The Disability Benefit shall be a benefit identical to the Retirement Benefits as provided in Article IV hereof (either the Normal Retirement Benefit or Early Retirement Benefit, as the case may be), to which the retired Participant would have become entitled if he had retired after attaining age sixty (60). Provided, however, in the event such Participant dies prior to commencement of payment of such Disability Benefit, the Participant's Designated Beneficiary shall receive, in lieu of such Disability Benefit, the Survivor Benefit specified in Article V hereof.

                  (b) Notwithstanding the foregoing, such retired Participant may request to receive, in lieu of the Disability Benefit provided by subparagraph (a) above, a benefit equal to his actual gross deferrals plus interest thereon at nine percent (9%) per annum compounded annually until his Disability Retirement Date. Payment of such benefit is at the discretion of the Committee and shall commence on the first day of the month following both (i) the retired Participant's Disability Retirement Date and (ii) the expiration of six (6) months of Total Disability. Such benefit shall be payable in the option of the Committee either in a lump sum or in up to sixty (60) equal consecutive monthly installments with interest at nine percent (9%) per annum.

         3. Re-Employment. In the event a retired Participant entitled to a Disability Benefit hereunder but prior to commencement of payment of such benefit is reemployed by the Company in a capacity which entitles him to participate in the Plan, he shall forfeit such Disability Benefit and shall participate in the Plan as if his service with the Company had never terminated. Anything in the foregoing to the contrary notwithstanding, however, if at the time of the retired Participant's reemployment payment of his Disability Benefit hereunder has already commenced, he shall be ineligible to again commence participation in the Plan and shall, therefore, have no right, claim or entitlement to any benefits hereunder other than full payment of such Disability Benefit.

         4. Payments to Beneficiary. In the event that a retired disabled Participant dies after commencement of the payment of his disability benefit under this Article VI but prior to full payment of such Disability Benefit, all remaining payments due hereunder shall be made to such Participant's Designated Beneficiary.

                                   ARTICLE VII

                               SEVERANCE BENEFITS

         1. Severance Benefits.

                  (a) In the event a Participant's employment with the Company terminates for any reason other than death, Total Disability, Early Retirement or Normal Retirement, and at the time of such termination such Participant has neither accrued ten (10) Years of Service nor attained age forty-eight (48) the Participant's participation in the Plan shall cease as of the date of such termination. In such event, the Company shall pay the former Participant the amount of his actual gross deferrals plus interest thereon at seven percent (7%) per annum, compounded annually. Such amount shall be payable to the former Participant at the option of the Committee in either a lump sum within ninety (90) days following such termination or in up to sixty (60) equal consecutive monthly installments with interest at seven percent (7%) per annum commencing within ninety (90) days following such termination.

                  (b) In the event a Participant's employment with the Company terminates for any reason other than death, Total Disability, Early Retirement or Normal Retirement, and at the time of such termination such Participant has either accrued ten (10) or more Years of Service or attained age forty-eight (48) such Participant shall receive a benefit identical to the Retirement Benefits of Article IV (either the Early Retirement Benefit or Normal Retirement Benefit, as the case may
         be) to which such Participant would have become entitled if he retired upon or after attaining age sixty (60). Provided, however, in the event a Participant dies prior to commencement of payment of such Severance Benefit, the Participant's Designated Beneficiary shall receive, in lieu of such Severance Benefit, the Survivor Benefit specified in
         Article V hereof.

         2. Payments to Beneficiary. In the event a Participant dies prior to full payment of his Severance Benefit under this Article VII, all remaining payments due hereunder shall be made to such Participant's Designated Beneficiary.

                                  ARTICLE VIII

                               ADDITIONAL BENEFITS

         1. Loss of Benefits. It is possible that the deferral of a Participant's Salary pursuant to this Plan will result in a loss of benefits through a reduction of amounts actually or potentially credited to his account(s) under a qualified Defined Contribution Plan sponsored by the Company.

         2. Additional Benefits. If the Committee determines that a Participant has suffered a Benefit Loss in any year, additional benefits shall be provided to the Participant under this Plan as if the Participant had made a one (1) year deferral election to defer Salary in an amount equal to the Benefit Loss. Such one (1) year deferral election shall be deemed to occur in the same year in which the deferral under this Plan causes such Benefit Loss.

                                   ARTICLE IX

                               ACCRUAL OF BENEFITS

         1. If the employment of a Participant terminates for any reason prior to the completion of the deferrals agreed upon in the Deferred Compensation Agreement or if the agreed deferrals are not made for any other reason, then all of his benefits under the Plan shall be reduced by a fraction, the numerator of which is the amount of the gross deferrals agreed to be deferred which were not deferred, and the denominator of which is the amount of gross deferrals agreed to be deferred.

         2. The reduction of benefits under Section 1 of this Article IX shall not apply to any benefits receivable by a Participant or his Designated Beneficiary under:

                  (a) Article V, Section 1, (a) only, but only when the Participant is Insurable; (b) Article V, Section 3, (d) only;
                  (c) Article VI, Section 2, (b) only; (d) Article VII, Section 1, (a) only; (e) Article VIII.

                                    ARTICLE X

                     CHANGE IN CONTROL BENEFIT PLANS POLICY

         The provisions of the Change in Control Benefit Plans Policy are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern or the Company (as such terms are defined in such Policy), the benefits to be provided hereunder and the funding of the Trust (as defined in such Policy) in the event of such a change in control. Any modifications to the Change in Control Benefit Plans Policy are likewise incorporated herein.

                                   ARTICLE XI

ADMINISTRATIVE COMMITTEE

         1. This Plan shall be administered by an Administrative Committee of not less than three (3) members appointed by the Board of Directors of the Company. The Board of Directors may from time to time appoint members of the Committee in substitution for the members previously appointed and may fill vacancies, however caused. The Committee shall have all powers necessary to enable it to carry out its duties in the administration of the Plan. Not in limitation, but in application of the foregoing, the Committee shall have the duty and power to determine all questions that may arise hereunder as to the status and rights of participants in the Plan.

         2. The Committee shall act by a majority of the number then constituting the Committee, and such action may be taken either by a vote at a meeting or in writing without a meeting.

         3. The Committee shall keep a complete record of all its proceedings and all data relating to the administration of the Plan.

         4. The Committee shall select one of its members as a Chairman. The Committee shall appoint a Secretary to keep minutes of its meetings and the Secretary may or may not be a member of the Committee. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         5. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves willful misconduct.

                                   ARTICLE XII

                            AMENDMENT AND TERMINATION

         Except for the provisions of Article X hereof which may not be amended following a "Southern Change in Control" or "Savannah Change in Control" (as defined in the Change in Control Benefit Plans Policy), the Company reserves the right, at any time or from time to time, by action of its Board of Directors, to modify or amend in whole or in part any or all provisions of the Plan. In addition, the Company reserves the right by action of its Board of Directors to terminate the Plan in whole or in part. Provided, however, notwithstanding the preceding sentences, such amendment or termination shall not affect in any way the Deferred Compensation Agreements then in effect.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         1. Suicide. Except as hereafter provided, no benefit shall be payable under the Plan with respect to a deferral election to a Participant or his Designated Beneficiary who dies as a result of suicide with twenty-five (25) months of the December 31st preceding a deferral period to defer compensation to be earned in the succeeding calendar year or years.

         In the event of such suicide, the Participant's Designated Beneficiary shall receive within a reasonable period the actual gross deferrals, if any, made by such Participant with interest at seven percent (7%) per annum to date of payment.

         2. Non-Alienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Agreement shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant or any beneficiary hereunder shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee may hold or apply the same or any part thereof for the benefit of the Participant or his beneficiary, spouse, children or other dependents, or any of them in such manner and in such amounts and proportions as the Committee may deem proper.

         3. No Trust Created. The obligations of the Company to make payments hereunder shall constitute a liability of the Company to a Participant. Except as expressly limited under the terms of the Trust (as defined in the Change in Control Benefit Plans Policy), such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payment shall be made, and neither a Participant, his estate nor Designated Beneficiary shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or other fiduciary relationship between the Company and a Participant or any other person. Notwithstanding the foregoing, in the event a Participant who is employed on or after January 1, 1999 with the Company disputes the calculation of his benefit under the terms of this Plan or payment of amounts due under the terms of this Plan, the Participant has recourse against the Company, the Plan and the Trust (as defined in the Change in Control Benefit Plans Policy) for the payment of benefits to the extent such Trust provides.

         4. No Employment Agreement. Neither the execution of this Plan nor any action taken by the Company pursuant to this Plan shall be held or construed to confer on a Participant any legal right to be continued as an Employee of the Company in an executive position or in any other capacity whatsoever. This Plan shall not be deemed to constitute a contract of employment between the Company and a Participant, nor shall any provision herein restrict the right of the Company to discharge any Participant or restrict the right of any Participant to terminate his employment with the Company.

         5. Designation of Beneficiary. Participants shall file with the Company a notice in writing designating one or more Designated Beneficiaries to whom payments otherwise due to or for the benefit of the Participant hereunder shall be made in the event of his death prior to the complete payment of such benefit. Participants shall have the right to change the beneficiary or beneficiaries so designated from time to time; provided, however, that any change shall not become effective until received in writing by the Committee.

         6. Claims for Benefits. Each Participant or beneficiary must claim any benefit to which he is entitled under this Plan by a written notification to the Committee. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

                           A. The specific reason for the denial.

                           B. Specific reference to the Plan provision on which
                  the denial is based.

                           C. Description of additional information necessary
                  for the claimant to present his claim, if any, and an explanation of why such material is necessary.

                           D. An explanation of the Plan's claims review
                  procedure. The claimant will have 60 days to request a review of the denial by the Committee, which will provide a full and fair review. The request for review must be in writing delivered to the Committee. The claimant may review pertinent documents, and he may submit issues and comments in writing.

         The decision by the Committee with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to special Plan provisions as to its effect.

         7. Binding Effect. Obligations incurred by the Company pursuant to this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the beneficiary or beneficiaries designated pursuant to Article IX, Section 5 hereinabove.

         8. Entire Plan. This document and any amendments contains all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

         9. Merger or Consolidation. In the event of a merger or a consolidation by the Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Company by another corporation, then and in such event the obligations and responsibilities of the Company under this Plan shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

                                   ARTICLE XIV

                                  CONSTRUCTION

         1. Governing Law. This Plan shall be construed and governed in accordance with the laws of the State of Georgia.

         2. Gender. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

         3. Headings, etc. The cover page of this Plan, the Table of Contents and all headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

                           SAVANNAH ELECTRIC AND POWER COMPANY

                           By:  _____________________________________________
                                G. Edison Holland, Jr.
                                President and Chief Executive Officer

ATTEST:

----------------------------------------------------------
Nancy E. Frankenhauser
Comptroller and Corporate Secretary